UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of earliest event reported: May 3, 2021

SMARTFINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Tennessee	001-37661	62-1173944
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5401 Kingston Pike, Suite 600
Knoxville, Tennessee	37919
(Address of Principal Executive Offices)	(Zip Code)

(865) 437-5700
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of Exchange on which Registered
Common Stock, par value $1.00 per share	SMBK	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the

Exchange Act. ☐

Item 8.01	Regulation FD Disclosure.

On May 3, 2021, SmartFinancial, Inc. (the “Company”), through its subsidiary bank, SmartBank (“SmartBank”), completed the previously announced acquisition (the “Acquisition”) of all of the membership interests of Fountain Leasing, LLC (“Fountain”) pursuant to the Purchase Agreement, dated as of May 2, 2021 (the “Purchase Agreement”) by and between SmartBank and the members of Fountain.

Pursuant to the Purchase Agreement, SmartBank paid an aggregate amount of consideration to the Fountain members of $14 million in cash at closing, and SmartBank repaid approximately $45 million of Fountain’s indebtedness. In addition to the closing consideration, the Purchase Agreement contains a performance-based earnout, pursuant to which the former members of Fountain could be entitled to up to $6 million in future cash payments from SmartBank based on future results of the acquired business over various periods through December 31, 2026.

Following the closing of the Acquisition, on May 4, 2021, SmartBank changed the name of Fountain to “Fountain Equipment Finance, LLC”.

The foregoing descriptions of the Purchase Agreement and the Acquisition do not purport to be complete and are qualified in their entirety by reference to the full text of the Purchase Agreement, a copy of which was previously filed Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on May 3, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMARTFINANCIAL, INC.

Date: May 5, 2021
/s/ William Y. Carroll, Jr.
William Y. Carroll, Jr.
President & Chief Executive Officer